EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2003, in the registration statement (Form S-1 No. 33-00000) and related Prospectus of Chindex International, Inc. dated April 29, 2004.

McLean, Virginia
April 28, 2004


                                          /s/ Ernst & Young LLP